Exhibit 99.1

Vanda Pharmaceuticals Reports First Quarter 2026 Financial Results
•Fanapt® net product sales rose 26% to $29.6 million; total prescriptions increased 32% and new-to-brand prescriptions surged 76%
•NEREUSTM (tradipitant) launched via nereus.us, an innovative direct-to-consumer platform – the first new prescription medicine in more than 40 years for the prevention of vomiting induced by motion, with convenient online ordering and rapid direct home delivery
•Full-year 2026 revenue guidance raised to $240-$290 million, including $10-30 million from newly launched NEREUSTM
•BYSANTITM (milsaperidone) received FDA approval for bipolar I disorder and schizophrenia on February 20, 2026
•Imsidolimab BLA for Generalized Pustular Psoriasis accepted for FDA review; PDUFA target action date of December 12, 2026
WASHINGTON – May 6, 2026 – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today announced financial and operational results for the first quarter ended March 31, 2026.
“Vanda delivered strong commercial execution in the first quarter, highlighted by 26% growth in Fanapt sales, the groundbreaking U.S. launch of NEREUS with its pioneering direct-to-consumer platform at nereus.us, and the FDA approval of BYSANTI,” said Mihael H. Polymeropoulos, M.D., Vanda’s President, CEO and Chairman of the Board. “We believe that these achievements, combined with meaningful pipeline progress and our raised 2026 revenue guidance, position the company for continued growth and value creation.”
Financial Highlights
•Total net product sales reached $51.7 million in Q1 2026, a 3% increase compared to $50.0 million in Q1 2025.
•Fanapt® net product sales were $29.6 million, up 26% year-over-year.
•HETLIOZ® net product sales were $15.9 million, down 24% year-over-year.
•PONVORY® net product sales were $6.2 million, up 10% year-over-year.
•Loss before income taxes was $48.4 million compared with $37.4 million in Q1 2025, reflecting continued investment in new product launches and pipeline advancement.
•Cash, cash equivalents and marketable securities (Cash) totaled $202.3 million as of March 31, 2026, representing a decrease to Cash of $61.5 million in Q1 2026, which included a one-time payment of a $10.0 million milestone to Eli Lilly due upon approval of NEREUS™ (tradipitant).
Key Commercial Highlights
•Fanapt® saw continued strong momentum with total prescriptions (TRx)1 up 32% and new-to-brand prescriptions (NBRx)1 up 76% versus Q1 2025. In April 2026, weekly TRx for Fanapt® reached an 11-year high of over 2,600 prescriptions for the week ending April 24, 2026.
•NEREUSTM is now commercially available nationwide through nereus.us, Vanda’s innovative direct-to-consumer platform. This pioneering patient-centric model enables convenient ordering online with rapid direct delivery, eliminating traditional pharmacy barriers and providing a seamless, modern access experience. As the first new prescription therapy approved for the prevention of vomiting induced by motion in adults in more than 40 years, NEREUSTM represents a breakthrough in both science and patient access.

Key Regulatory & Clinical Development Highlights
•BYSANTITM (milsaperidone) received U.S. Food and Drug Administration (FDA) approval for the treatment of bipolar I disorder and schizophrenia. BYSANTITM is protected by data exclusivity through February 20, 2031 and multiple patents, the latest of which expires on May 31, 2044.
•Vanda’s ongoing late-stage clinical studies are progressing rapidly and are expected to generate topline results in 2026 or early 2027, including:
◦The Phase III study of BYSANTITM as a once-daily adjunctive treatment for major depressive disorder (MDD), with results expected in Q1 2027.
◦The Thetis Phase III study of NEREUS™ for the prevention of vomiting in patients receiving GLP-1 receptor agonist therapies, with results expected in 2026.
◦The Phase III study of VQW-765 in the treatment of adults with social anxiety disorder, with results expected by the end of 2026.
•The FDA accepted the Biologics License Application (BLA) for imsidolimab in Generalized Pustular Psoriasis (GPP) with a Prescription Drug User Fee Act (PDUFA) target action date of December 12, 2026. The results of the pivotal clinical study were published in the April 28, 2026 issue of the New England Journal of Medicine (NEJM) Evidence2.
Corporate Highlight
•On April 22, 2026, Vanda appointed Charles Duncan, Ph.D. to its Board of Directors. The Board now consists of seven directors, six of whom are independent.
GAAP Financial Results
Net loss was $48.6 million (diluted loss per share of $0.82) in Q1 2026 compared with a net loss of $29.5 million (diluted loss per share of $0.50) in Q1 2025.
2026 Financial Guidance
Vanda is raising its full-year 2026 total revenue guidance to reflect the contribution of the newly launched NEREUS™ while maintaining prior ranges for Fanapt® and other products:

Full Year 2026 Financial Objectives	Prior Full Year 2026 Guidance	Revised Full Year 2026 Guidance
Total revenues	$230 to $260 million	$240 to $290 million
Fanapt® net product sales	$150 to $170 million	$150 to $170 million
NEREUSTM net product sales	Not provided	$10 to $30 million
Other net product sales	$80 to $90 million	$80 to $90 million
Conference Call
Vanda has scheduled a conference call for today, Wednesday, May 6, 2026, at 4:30 PM ET. During the call, Vanda’s management will discuss the first quarter 2026 financial results and other corporate activities. Investors can call 1-888-596-4144 (domestic) or 1-646-968-2525 (international) and use passcode number 8051722. A replay of the call will be available on Wednesday, May 6, 2026, beginning at 8:30 PM ET and will be accessible until Wednesday, May 13, 2026 at 11:59 PM ET. The replay call-in number is 1-800-770-2030 for domestic callers and 1-609-800-9909 for international callers. The passcode number is 8051722.
The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investors tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

References
1.IQVIA Prescription Data
2.Smieszek, S. et al. Efficacy and Safety of Imsidolimab for Generalized Pustular Psoriasis. NEJM Evidence 5, (2026).
About Vanda Pharmaceuticals Inc.
Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Various statements in this press release, including, but not limited to, the guidance provided under “2026 Financial Guidance” above and statements regarding Vanda’s plans for pursuit of FDA approval of imsidolimab for the treatment of GPP, and the related timeline for approval; Vanda’s expectations with respect to its continued growth and ability to create value; Vanda’s clinical development plans and expected timelines for BYSANTITM for the treatment of MDD, NEREUSTM in the prevention of vomiting induced by GLP-1 therapies, and VQW-765 in the treatment of adults with social anxiety disorder; and Vanda’s expectations with respect to the strength of its business are “forward-looking statements” under the securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s ability to continue to grow its business; the FDA’s ability to complete its review of, and reach a decision with respect to, the BLA for imsidolimab by December 12, 2026; Vanda’s ability to successfully execute the commercial launches of NEREUSTM for the prevention of vomiting induced by motion and BYSANTI™ for the treatments of bipolar I disorder and schizophrenia; Vanda’s ability to continue to advance its late-stage clinical development programs and to obtain regulatory approval for, and successfully commercialize, the late-stage products in development; Vanda’s ability to complete the clinical study for BYSANTITM for the treatment of MDD and receive results in in the first quarter of 2027; Vanda’s ability to complete the Thetis study and receive results in 2026; and Vanda’s ability to complete the clinical study for VQW-765 in the treatment of adults with social anxiety disorder and receive results by the end of 2026. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended
	March 31 2026	March 31 2025
Revenues:
Fanapt® net product sales	$29,560	$23,545
HETLIOZ® net product sales	15,947	20,872
PONVORY® net product sales	6,211	5,624
Total revenues	51,718	50,041
Operating expenses:
Cost of goods sold excluding amortization	3,159	3,521
Research and development	28,435	35,712
Selling, general and administrative	68,361	50,084
Intangible asset amortization	1,987	1,752
Total operating expenses	101,942	91,069
Loss from operations	(50,224)	(41,028)
Other income, net	1,800	3,660
Loss before income taxes	(48,424)	(37,368)
Provision (benefit) for income taxes	143	(7,874)
Net loss	$(48,567)	$(29,494)
Net loss per share, basic	$(0.82)	$(0.50)
Net loss per share, diluted	$(0.82)	$(0.50)
Weighted average shares outstanding, basic	59,459,982	58,527,775
Weighted average shares outstanding, diluted	59,459,982	58,527,775

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31 2026	December 31 2025
ASSETS
Current assets:
Cash and cash equivalents	$54,034	$84,851
Marketable securities	148,276	178,996
Accounts receivable, net	56,879	54,578
Inventory	1,699	1,852
Prepaid expenses and other current assets	32,281	26,985
Total current assets	293,169	347,262
Property and equipment, net	2,245	2,248
Operating lease right-of-use assets	4,536	3,923
Finance lease right-of-use assets	7,284	7,343
Intangible assets, net	115,102	117,089
Non-current inventory and other	11,189	11,083
Total assets	$433,525	$488,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,620	$68,297
Product revenue allowances	74,962	76,865
Total current liabilities	135,582	145,162
Operating lease non-current liabilities	3,266	2,991
Finance lease non-current liabilities	3,785	4,076
Other non-current liabilities	10,127	9,533
Total liabilities	152,760	161,762
Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	723,826	721,264
Accumulated other comprehensive income	212	629
Accumulated deficit	(443,333)	(394,766)
Total stockholders’ equity	280,765	327,186
Total liabilities and stockholders’ equity	$433,525	$488,948

Corporate Contact:

Kevin Moran
Senior Vice President, Chief Financial Officer and Treasurer
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore
Collected Strategies
VANDA-CS@collectedstrategies.com

Follow us on X @vandapharma